April 29, 2002

Mr. Dean Maines
Deloitte & Touche LLP
200 Berkeley Street
Boston, MA  02116-5022

RE: Hilliard-Lyons Government, Inc. (Registrant)

Dear Mr. Maines:

Please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following disclosures in the Registrant's report on Form N-SAR for the period ended February 28, 2002.

Item 77K Change in registrant's certifying accountant

Ernst & Young LLP (Ernst & Young) served as independent auditors for the Fund until March 18, 2002 when Ernst & Young resigned as the Fund's independent auditors. Ernst & Young's reports on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years immediately preceding Ernst & Young's resignation and from September 1, 2001 through the date of Ernst & Young's resignation, there have been no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or audit scope or procedure.

On March 19, 2002, based on the recommendation of the Audit Committee of the Fund, the Board of Directors appointed Deloitte & Touche LLP as the new independent auditors for the Fund.

A copy of your letter will be filed with the Securities and Exchange Commission along with this letter as an exhibit to the Registrant's Form N-SAR for the period ended February 28, 2002 (in accordance with Sub-Item 77K of Form N-SAR).

Sincerely,



Dianna P. Wengler
Vice President

April 29, 2002

Mr. Stephen D. McCreary, Jr.
Ernst & Young, LLP
250 East Fifth Street
Cincinnati, OH  45202

RE: Hilliard-Lyons Government, Inc. (Registrant)

Dear Mr. McCreary:

Please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following disclosures in the Registrant's report on Form N-SAR for the period ended February 28, 2002.

Item 77K Change in registrant's certifying accountant

Ernst & Young LLP (Ernst & Young) served as independent auditors for the Fund until March 18, 2002 when Ernst & Young resigned as the Fund's independent auditors. Ernst & Young's reports on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years immediately preceding Ernst & Young's resignation and from September 1, 2001 through the date of Ernst & Young's resignation, there have been no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or audit scope or procedure.

On March 19, 2002, based on the recommendation of the Audit Committee of the Fund, the Board of Directors appointed Deloitte & Touche LLP as the new independent auditors for the Fund.

A copy of your letter will be filed with the Securities and Exchange Commission along with this letter as an exhibit to the Registrant's Form N-SAR for the period ended February 28, 2002 (in accordance with Sub-Item 77K of Form N-SAR).

Sincerely,



Dianna P. Wengler
Vice President

April 29, 2002





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:


We have read Item 77K of Form N-SAR for the semi-annual reporting period ended February 28, 2002 of Hilliard-Lyons Government Fund, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the above-referenced filing.



                                                      /s/ Ernst & Young LLP

                                                                 April 29, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

         Re:      Hilliard-Lyons Government Inc. (the "Registrant")

Ladies and Gentlemen:

         In accordance with Item 304(a)(3) of Regulation S-K, this is to confirm that the Registrant has provided us with disclosures concerning the Registrant's change in accountants that the Registrant has included in its report on Form N-SAR for the period ended February 28, 2002. The disclosures have been included as supplemental information outside of the Fund's financial statements, in the semi-annual report. We agree with the disclosures made by the Registrant in response to Item 304 of Regulation S-K.

Yours truly,

/s/ Deloitte & Touche

Boston, Massachusetts
April 29, 2002

                                                                  April 29, 2002


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

         Re:      Hilliard-Lyons Government Inc. (the "Registrant")

Ladies and Gentlemen:

         In accordance with Item 304(a)(2) of Regulation S-K, this is to confirm that the Registrant has provided us with the disclosure concerning the appointment of Deloitte & Touche LLP as the new independent auditors for the Registrant to be included in its report on Form N-SAR for the period ended February 28, 2002. The disclosure will also be included in the Registrant's semi-annual report to shareholders. We agree with the disclosure made by the Registrant relating to the appointment of Deloitte & Touche as the Registrant's independent auditors.

Yours truly,

/s/ Deloitte & Touche

Boston, Massachusetts
April 29, 2002